Exhibit 99.1

FOR IMMEDIATE RELEASE

Rice Midstream Partners LP Reports Third Quarter 2015 Results

CANONSBURG, Pa. - November 5, 2015 /PRNewswire/ - Rice Midstream Partners LP (NYSE: RMP) (“RMP” or the “Partnership”) today reported third quarter 2015 financial and operational results. Highlights for the quarter include:

•	Third quarter average daily throughput of 671 MDth/d, a 3% increase relative to second quarter 2015

•	Adjusted EBITDA(1) of $15.6 million for the third quarter 2015

•	Distributable cash flow (“DCF”)(1) of $13.9 million for the third quarter 2015

•	DCF coverage ratio of 1.25x for the third quarter 2015

•	Increased third quarter distribution to $0.1935 per common unit

•	Subsequent to quarter end, closed successful acquisition of Rice Midstream Holdings’ water services business for $200 million plus a $25 million earn out upon achievement of certain increases in connected water sources

•	Subsequent to quarter end, announced private placement of 13,409,961 RMP common units for $175 million of gross proceeds

Commenting on the results, Daniel J. Rice IV, Chief Executive Officer, said, “We are excited to report another solid quarter for RMP, as throughput continues to increase as a result of our sponsor’s continued solid execution and third party development ahead of schedule. The water services transaction announced this morning marks our initial acquisition since our IPO, and we expect to continue delivering significant growth through organic development and accretive acquisitions.”

Third Quarter 2015 Results

Average daily throughput for the third quarter was 671 MDth/d, a 3% increase relative to second quarter 2015, with 17% attributable to third-party volumes. Operating revenues were $20.1 million, and operation and maintenance expenses totaled $1.7 million. We reported net income of $12.3 million, or $0.21 per limited partner unit. Adjusted EBITDA and DCF were $15.6 million and $13.9 million, respectively. Estimated maintenance capital expenditures totaled $1.1 million and interest expense was $0.6 million.

Year to Date Financial Results

For the nine month period ended September 30, 2015, average daily throughput was 629 MDth/d, with 15% attributable to third-party volumes. Operating revenues were $56 million, and operation and maintenance expenses were $4 million. We reported net income of $33.7 million, or $0.59 per limited partner unit. Adjusted EBITDA and DCF were $44.7 million and $39.9 million, respectively. Estimated maintenance capital expenditures totaled $3.4 million and interest expense was $1.4 million.

(1)	Please see “Supplemental Non-GAAP Financial Measures” for a description of Adjusted EBITDA and DCF.

2015 Operational Results

	Average Daily Throughput (MDth/d)
	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2015
Washington County System	525	456
Greene County System	146	173

Total	671	629

% Third-party	17%	15%

Water Services Business Acquisition

On November 5, 2015, RMP announced that it has acquired the water services business of Rice Energy’s wholly-owned subsidiary, Rice Midstream Holdings LLC (“Midstream Holdings”), for $200 million at closing plus a $25 million earn out to be paid upon achievement of certain increases in connected water sources, less any associated capital expenditures, if any, if Rice obtains an additional 5 MMgal/d of connected water sources in Ohio by December 31, 2017. This acquisition includes Midstream Holdings’ Pennsylvania and Ohio fresh water distribution systems and related facilities, as well as a right to provide fresh water for well completion operations and to collect, recycle, or dispose of flowback and produced water for Rice in Washington and Greene Counties, Pennsylvania, and Belmont County, Ohio (the “Services Area”). In addition, RMP has been given the exclusive right to acquire and/or develop water treatment facilities in the Services Area.

RMP funded the $200 million purchase price through borrowings under its revolving credit facility. Upon completion of the Partnership’s private placement of common units described below, the $175 million of gross proceeds will be used to repay a portion of borrowings outstanding under RMP’s revolving credit facility. Pro forma for the acquisition and the consummation of the private placement of common units, and assuming no earn out payment, RMP’s liquidity position as of September 30, 2015, was $369 million, consisting of $350 million available under its revolving credit facility and $19 million of cash on hand.

In connection with the Partnership’s fresh water services business acquisition, RMP entered into amended and restated water services agreements with Rice. RMP has agreed to provide certain fluid handling services to Rice, including the right to provide fresh water for well completion operations in the Marcellus and Utica Shales and to collect, recycle or dispose of flowback and produced water for Rice within the Services Area. The initial term of the water services agreements is until December 22, 2029 and from month to month thereafter. Under the agreement, Rice will pay (i) a variable fee, based on volumes of water supplied, for freshwater deliveries by pipeline directly to the well site, subject to annual CPI adjustments and (ii) a produced water handling fee of actual out-of-pocket cost incurred, plus a 2% margin.

RMP Private Placement

On November 4, 2015, the Partnership priced a private placement of 13,409,961 common units for gross proceeds of $175 million. The closing of the private placement is expected to occur on November 10, 2015, subject to certain customary closing conditions.

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described above.

Quarterly Cash Distribution

On October 23, 2015, we declared a quarterly distribution of $0.1935 per unit for the third quarter 2015, an increase of $0.003 per unit relative to second quarter 2015. The distribution will be payable on November 12, 2015 to unitholders of record as of November 3, 2015.

As previously announced, based on continued solid operational results and strong DCF coverage, we expect to increase distributions by $0.003 per unit in the fourth quarter 2015 to $0.1965 per unit, which represents a 5% increase above our minimum quarterly distribution of $0.1875 per unit.

Conference Call

RMP will host a conference call on November 5, 2015 at 11:00 a.m. Eastern time (10:00 a.m. Central time) to discuss third quarter 2015 financial and operating results. To listen to a live audio webcast of the conference call, please visit RMP’s website at www.ricemidstream.com. A replay of the conference call will be available following the call for two weeks and can be accessed from www.ricemidstream.com.

Rice Energy will host a conference call on November 5, 2015 at 9:30 a.m. Eastern time (8:30 a.m. Central time) to discuss third quarter 2015 financial and operating results and we encourage RMP investors to listen-in. To listen to a live audio webcast of the conference call, please visit Rice Energy’s website at www.riceenergy.com. A replay of the conference call will be available for two weeks and can also be accessed from Rice’s homepage.

Please visit www.ricemidstream.com to view a presentation containing supplemental third quarter 2015 information.

About Rice Midstream Partners

Rice Midstream Partners LP is a fee-based, growth-oriented limited partnership formed by Rice Energy Inc. (NYSE: RICE) to own, operate, develop and acquire midstream assets in the Appalachian basin. RMP provides midstream services to Rice Energy and third-party companies through its natural gas gathering and compression assets in the rapidly developing dry gas core of the Marcellus Shale in southwestern Pennsylvania.

For more information, please visit www.ricemidstream.com.

Forward Looking Statements

This release includes forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than historical facts included in this release, that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as, forecasted gathering volumes, revenues, Adjusted EBITDA, distribution growth, and distributable cash flow, the timing of completion of midstream projects, future capital expenditures (including the amount and nature thereof), and concurrent private placement, business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of our business and operations, plans, market conditions, references to future success, references to intentions as to future matters and other such matters are forward-looking statements. All forward-looking statements speak only as of the date of this release. Although we believe that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

We caution you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development, production, gathering and sale of natural gas and oil. These risks include, but are not limited to: commodity price volatility; the availability of capital on an economic basis; inflation; lack of availability of drilling and production equipment and services; environmental risks; drilling and other operating risks; legislative and regulatory changes adversely affecting the industry; transportation capacity constraints and interruptions; the uncertainty inherent in estimating natural gas reserves and in projecting future rates of production, cash flow and access to capital; and the timing of development expenditures. Furthermore, the acquisition of the water services business by the Partnership, the concurrent private placement by the Partnership and related transactions may not be completed as described or at all. Information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by us will be realized, or even if realized, that they will have the expected consequences to or effects on us, our business or operations. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Contact:

Julie Danvers, Director of Investor Relations

832-708-3437

Julie.Danvers@RiceMidstream.com

Rice Midstream Partners LP

Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per unit data)	2015	2014	2015	2014
Affiliate gathering volumes (MDth/d)	559	327	537	302
Third-party gathering volumes (MDth/d)	112	47	92	29

Total gathering volumes (MDth/d)	671	374	629	331

Operating revenues:
Affiliate (1)	$15,578	$68	$44,745	$237
Third-party	4,564	1,552	11,294	2,842

Total operating revenues	20,142	1,620	56,039	3,079

Operating expenses:
Operation and maintenance expense	1,727	1,495	3,985	2,863
General and administrative expense	2,828	1,115	7,344	7,791
Incentive unit expense (2)	—	5,878	—	10,526
Equity compensation expense (2)	961	260	2,960	378
Depreciation expense	1,597	955	4,531	1,851
Amortization of intangible assets	407	408	1,223	748
Other (income) expense	(347)	—	492	—

Total operating expenses	7,173	10,111	20,535	24,157

Operating income (loss)	12,969	(8,491)	35,504	(21,078)
Other income	2	—	6	—
Interest expense (2)	(557)	(2,744)	(1,408)	(10,502)
Amortization of deferred finance costs	(144)	—	(432)	—

Income (loss) before income taxes and discontinued operations	12,270	(11,235)	33,670	(31,580)
Income tax benefit	—	2,119	—	8,531

Income (loss) from continuing operations	12,270	(9,116)	33,670	(23,049)
Loss from discontinued operations, net of tax (3)	—	(1,630)	—	(3,036)

Net income (loss)	$12,270	$(10,746)	$33,670	$(26,085)

Weighted average limited partner units (basic and diluted) (in millions)
Common units	28.8		28.8
Subordinated units	28.8		28.8
Net income attributable to RMP per limited partner unit (basic and diluted) (3)
Common units	$0.21		$0.58
Subordinated units	$0.21		$0.59
Subordinated units (basic and diluted)	$0.21		$0.59

Adjusted EBITDA (4)	$15,589	N/M	$44,716	N/M
Distributable cash flow (5)	$13,912	N/M	$39,948	N/M

Quarterly distribution per unit	$0.1935		$0.5715

Distribution declared:
Limited partner units - Public	$5,563
Limited partner units - RICE	5,565

Total distribution declared	$11,128

DCF coverage ratio	1.25

(1)	Prior to our IPO, we did not charge a gathering fee to affiliates, including Rice Energy, other than a fee charged on a single receipt point pipeline in Greene County in which we own a 60% working interest.
(2)	Prior to our IPO, we were allocated our proportionate share of incentive unit expense, equity compensation expense, and interest expenses initially recognized by Rice Energy. These non-cash charges are described in more detail in Note 9 to the consolidated financial statements in our 10-Q.
(3)	Net income per limited partner unit is presented only for the period subsequent to our initial public offering.
(4)	We define Adjusted EBITDA as net income (loss) before interest expense, depreciation expense, amortization expense, non-cash equity compensation expense, amortization of deferred financing costs and other non-recurring items. Please read Supplemental “Non-GAAP Financial Measures.”
(5)	We define distributable cash flow as Adjusted EBITDA less interest expense, and estimated maintenance capital expenditures. Please read Supplemental “Non-GAAP Financial Measures.”

Rice Midstream Partners LP

Supplemental Non-GAAP Financial Measures

(Unaudited)

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as securities analysts, investors and lenders. We define Adjusted EBITDA as net income (loss) before interest expense, depreciation expense, amortization expense, non-cash stock compensation expense, amortization of deferred financing costs and other non-recurring items. Adjusted EBITDA is not a measure of net income as determined by GAAP.

Distributable cash flow is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as securities analysts, investors and lenders. We define distributable cash flow as Adjusted EBITDA less cash interest expense, and estimated maintenance capital expenditures. Distributable cash flow does not reflect changes in working capital balances and is not a presentation made in accordance with GAAP.

Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess the financial performance of our assets, without regard to financing methods, capital structure or historical cost basis; our operating performance and return on capital as compared to other companies in the midstream energy sector, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing or capital structure; our ability to incur and service debt and fund capital expenditures; the ability of our assets to generate sufficient cash flow to make distributions to our unitholders; and the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that the presentation of Adjusted EBITDA and distributable cash flow will provide useful information to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to Adjusted EBITDA and distributable cash flow are net income and net cash provided by (used in) operating activities. Our non-GAAP financial measures of Adjusted EBITDA and distributable cash flow should not be considered as an alternative to GAAP net income or net cash provided by operating activities. Each of Adjusted EBITDA and distributable cash flow has important limitations as an analytical tool because it excludes some but not all items that affect net income and net cash provided by operating activities. You should not consider either Adjusted EBITDA or distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, our definitions of Adjusted EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

(in thousands)	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2015
Adjusted EBITDA reconciliation to loss from continuing operations:
Net income	$12,270	$33,670
Interest expense	557	1,408
Depreciation expense	1,597	4,531
Amortization of intangible assets	407	1,223
Non-cash stock compensation expense	961	2,960
Amortization of deferred finance costs	144	432
Other (income) expense	(347)	492

Adjusted EBITDA	$15,589	$44,716

Adjusted EBITDA	$15,589	$44,716
Interest expense	(557)	(1,408)
Estimated maintenance capital expenditures	(1,120)	(3,360)

Distributable cash flow	$13,912	$39,948

Reconciliation of Adjusted EBITDA to Cash used in operating activities:
Adjusted EBITDA	$15,589	$44,716
Interest expense	(557)	(1,408)
Other income (expense)	347	(492)
Changes in operating assets and liabilities which provided cash	17,092	(8,176)

Net cash provided by operating activities	$32,471	$34,640